SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – October 23, 2006

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 18, 2007, the Board of Directors of AK Steel Holding Corporation and AK Steel Corporation determined that Mr. William K. Gerber, who previously was elected to the Board effective January 1, 2007, has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any subsidiary) and is “independent” as that term is used and defined in Section 303A of the Listed Company Manual of the New York Stock Exchange (the “Listed Company Manual”) and in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board further determined that Mr. Gerber is an “Outside Director” as that term is used in Section 162(m) of the Internal Revenue Code and the associated Treasury Regulations, 26 CFR § 1.162-27 et seq., and is a “Non-Employee Director,” as defined in Rule 16b-3(b)(3) under the Exchange Act. The Board also affirmatively determined that Mr. Gerber is “financially literate” as that term is defined and used in Rule 303A.07 of the Listed Company Manual and that Mr. Gerber is qualified to serve as an “Audit Committee Financial Expert” as that term is used and defined in Item 401(h) of Regulation S-K. Having made such determinations, the Board appointed Mr. Gerber to its Audit Committee, effective January 18, 2007, and designated him as an Audit Committee Financial Expert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: January 19, 2007